UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2016

Cynosure, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51623	04-3125110
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

5 Carlisle Road, Westford, MA	01886
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 256-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Since its 2014 annual meeting of stockholders, Cynosure, Inc. (the “Company”) has been engaged in a thorough review of its corporate governance and executive compensation practices. During 2014 and early 2015, the Company implemented a number of changes to these practices, including to:

•	Enhance its executive compensation disclosure;

•	Begin the design, and commit to the implementation, of a performance-based equity compensation program;

•	Elect an independent lead director;

•	Prohibit excise tax gross-up arrangements for future employees;

•	Implement a clawback policy, covering all executive officers, with respect to incentive compensation earned in the event of a material noncompliance triggering an accounting restatement;

•	Enhance anti-hedging and anti-pledging policies with a complete prohibition; and

•	Engage in a continued stockholder outreach effort with respect to corporate governance and executive compensation matters.

Since the Company’s 2015 annual meeting of stockholders, the Company has continued this review of its corporate governance and executive compensation practices, and has recently taken a number of additional steps to further address stockholder views and more closely align the Company’s corporate governance and executive compensation practices with best practices, including to:

•	Adopt a performance-based non-equity incentive plan;

•	Add performance-based equity awards to the Company’s equity compensation program;

•	Eliminate existing tax gross-up arrangements;

•	Implement a majority-vote standard for the election of directors;

•	Subject to stockholder approval, declassify its Board of Directors (the “Board”) effective beginning at the Company’s 2017 annual meeting of stockholders (with declassification complete at the Company’s 2019 annual meeting of stockholders); and

•	Implement director and executive officer stock ownership guidelines.

These matters are discussed in more detail below.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Non-Equity Incentive Plan

On February 3, 2016, the Board adopted and approved a non-equity incentive plan for executive officers of the Company (the “Non-Equity Incentive Plan”).

The Non-Equity Incentive Plan provides for awards payable in cash or, to the extent permissible under a shareholder-approved stock plan of the Company, stock-based awards to executive officers of the Company. Under the Non-Equity Incentive Plan, participants may be granted awards that vest at the end of a performance period, consisting of a specified fiscal year or other period determined by the Compensation Committee of the Board (the “Compensation Committee”), subject to the achievement of performance goals established by the Compensation Committee and such other qualitative measures as the Compensation Committee deems appropriate. An award may be denominated and computed based on a stated dollar amount, a percentage of annual base salary or a percentage of an annual bonus pool or performance measure established by the Compensation Committee.

The Compensation Committee will administer the Non-Equity Incentive Plan. The Compensation Committee may grant awards based on the achievement of any one or more of the following performance measures: net income, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, sales, sales growth, earnings growth, cash flow or cash position, gross margins, stock price, market share, return on sales, assets, equity or investment, improvement of financial ratings, achievement of balance sheet or income statement objectives or total stockholder return.

The Compensation Committee may determine achievement of the performance measures applicable to a particular award based on the relative or absolute attainment of specified levels of one or any combination of the performance measures listed above, pursuant to generally accepted accounting principles (“GAAP”) or on a non-GAAP basis.

Performance measures under the Non-Equity Incentive Plan may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Compensation Committee may specify that such performance measures will be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, (v) fluctuation in foreign currency exchange rates, (vi) charges for restructuring and rationalization programs and (vii) such other events or items as the Compensation Committee determines in its sole discretion. Performance measures may vary by participant and may be different for different awards, or be particular to a participant or a department, branch, line of business, subsidiary or other unit of the Company, and may cover such period as may be specified by the Compensation Committee.

The foregoing summary of the provisions of the Non-Equity Incentive Plan is qualified in its entirety by reference to the Non-Equity Incentive Plan, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On February 3, 2016, the Board established target cash awards for the Company’s executive officers under the Non-Equity Incentive Plan for the year ending December 31, 2016 equal to 100% of each executive officer’s respective base salary based on the following performance measures and weightings:

	2016 Revenue	2016 EBITDA Margin	2016 Individual Qualitative Performance
Weighting	21%	49%	30%

The threshold and maximum payments pursuant to these awards are equal to 50% and 200%, respectively, of each executive officer’s respective base salary.

Performance-Based Stock Unit Awards

The Compensation Committee has revised its long-term equity incentive compensation program for executive officers to provide that long-term equity incentive awards will be in the form of a combination of time-vested restricted stock unit awards performance-based stock unit awards. On February 3, 2016, the Compensation Committee recommended, and the Board adopted and approved, a form of performance-based stock unit agreement for use in granting performance-based stock unit awards (“PSUs”) under the Company’s Amended and Restated 2005 Stock Incentive Plan (the “2005 Plan”). A copy of the form of performance-based stock unit agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

The Board also approved grants to the Company’s executive officers of PSUs as follows, in each case issuable pursuant to the 2005 Plan and with the number of shares determined by dividing the target or maximum dollar value, as applicable, by the closing price of the Company’s common stock on the day following the Company’s fourth quarter 2015 earnings release:

Name	Target Dollar Value	Maximum Dollar Value
Michael Davin	$1,237,499	$2,474,998
Timothy Baker	$450,000	$900,000
Douglas Delaney	$450,000	$900,000

Each PSU represents the right to receive, upon and subject to the vesting of the PSU, the number of shares of the Company’s common stock determined under the award agreement, subject to the Company’s level of achievement of two weighted performance metrics measured during each of three performance periods (the first running from January 1, 2016 through December 31, 2016, the second running from January 1, 2016 through December 31, 2017 and the third running from January 1, 2016 through December 31, 2018 (each, a “Performance Period”)). With respect to the grant to Mr. Davin, approximately 15% of the PSUs are eligible to be earned in the first Performance Period, approximately 60% of the PSUs are eligible to be earned in the second Performance Period and approximately 25% of the PSUs are eligible to be earned in the third Performance Period. With respect to the grants to Messrs. Baker and Delaney, approximately 25% of the PSUs are eligible to be earned in the first Performance Period, approximately 50% of the PSUs are eligible to be earned in the second Performance Period and approximately 25% of the PSUs are eligible to be earned in the third Performance Period. The performance metrics are: (i) the Company’s cumulative revenue for each Performance Period (weighted 30%) and (ii) the Company’s cumulative EBITDA for each Performance Period (weighed 70%).

The PSU awards described above are subject to the terms and conditions, including provisions relating to termination, acquisitions and dispositions, of the 2005 Plan and the form of performance-based stock unit agreement attached hereto as Exhibit 10.2 and incorporated herein by reference.

Elimination of Tax Gross-Up Arrangements

On February 3, 2016, each of the Company’s executive officers – Messrs. Davin, Baker and Delaney – elected to eliminate the tax gross-up provision from his respective existing employment agreement.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 3, 2016, the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”) recommended, and the Board adopted and approved, amended and restated by-laws of the Company (the “Amended and Restated By-laws”). The Amended and Restated By-laws, which were effective upon adoption by the Board, among other things: (i) implement a majority vote standard for the election of directors (Section 1.9), (ii) remove inoperative provisions related to the Company’s previous dual-class capital structure and a former controlling stockholder (Sections 1.10, 1.13, 2.3, 2.4, 2.7 and 2.8), (iii) revise existing provisions regarding notice by stockholders of nominations and proposals (Sections 1.10 and 1.11) and (iv) clarify certain procedures in connection with the issuance of uncertificated shares of the Company’s capital stock (Sections 4.2, 4.3 and 4.6).

The Amended and Restated By-laws also include procedural, conforming and clarifying changes (Sections 1.1, 1.2, 1.3, 1.5, 1.7, 1.8, 1.12, 2.9, 3.5, 3.6, 3.7 and 5.4). The foregoing description of the Amended and Restated By-laws is qualified in its entirety by reference to the Amended and Restated By-laws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01. Other Events.

Declassification of the Board of Directors

On February 3, 2016, the Nominating and Corporate Governance Committee recommended, and the Board adopted and approved, subject to and effective upon stockholder approval at the Company’s 2016 annual meeting of stockholders, an amendment and restatement of the Company’s current certificate of incorporation (the “Certificate of Incorporation”) to, among other things: (i) declassify the Board effective beginning at the Company’s 2017 annual meeting of stockholders (with declassification complete at the Company’s 2019 annual meeting of stockholders), (ii) provide for director removal, with or without cause, by the affirmative vote of the holders of a majority of the total number of votes entitled to be cast in the election of directors following declassification of the Board, (iii) eliminate the supermajority voting requirement for amending or repealing Article NINTH of the Certificate of Incorporation relating to the management of the business and conduct of the affairs of the Company, and (iv) remove inoperative provisions related to the Company’s previous dual-class capital structure and a former controlling stockholder.

Stock Ownership Guidelines

On February 3, 2016, the Compensation Committee recommended, and the Board adopted and approved, stock ownership guidelines for the Company’s executive officers and non-employee directors, pursuant to which (i) the chief executive officer will be required to acquire shares equal in value to five times annual base salary, (ii) other executive officers will be required to acquire shares equal in value to two times annual base salary and (iii) non-employee directors will be required to acquire shares equal in value to three times the annual cash retainer, in each case within five years from the date of adoption.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended and Restated By-laws of the Company

10.1	Non-Equity Incentive Plan

10.2	Form of Performance-Based Stock Unit Award under 2005 Stock Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYNOSURE, INC.

Date: February 5, 2016	By:	/s/ Timothy W. Baker
Timothy W. Baker President, Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated By-laws of the Company

10.1	Non-Equity Incentive Plan

10.2	Form of Performance-Based Stock Unit Award under 2005 Stock Incentive Plan